EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

        We have issued our reports dated March 31, 2009, with respect to the consolidated financial statements, included in the Annual Report of DGSE Companies, Inc. on Form 10-K for the year ended December 31, 2008.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of DGSE Companies, Inc. on Form S-8 (File No. 333-143344, effective May 29, 2007) and Form S-3 (File No. 333-143423, effective May 31, 2007).

/s/ Cornwell Jackson